Exhibit 10.32

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITY.

$300,000

Date:  March 12, 2004

AEROGEN, INC.
SECURED DEBENTURE DUE APRIL 11, 2004

THIS SECURED DEBENTURE is a duly authorized and issued debenture of Aerogen, Inc., a Delaware corporation (the “Borrower”), designated as its Secured Debenture due April 11, 2004, in the aggregate principal amount of Three Hundred Thousand Dollars ($300,000) (the “Debenture”).

FOR VALUE RECEIVED, the Borrower promises to pay to the order of SF Capital Partners, Ltd. or its registered assigns (the “Holder”), the principal sum of Three Hundred Thousand Dollars ($300,000), on the earlier of (i) April 11, 2004 and (ii) the First Closing (as defined in that certain Purchase Agreement of even date herewith by and among Borrower, Xmark Fund L.P. and certain other investors) (the “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Debenture in accordance with the provisions hereof. All holders of Debentures are referred to collectively, as the “Holders.”  This Debenture is subject to the following additional provisions:

1.             Definitions.           In addition to the terms defined elsewhere in this Debenture: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Loan and Securities Purchase Agreement, dated as of September 9, 2003, among the Borrower and the lenders identified therein, as amended (the “Loan Agreement”), and (b) the following terms have the meanings indicated below:

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Borrower; (ii) a replacement of more than one-half of the members of the Borrower’s board of directors in a single election of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Borrower or any Subsidiary or a sale of all or substantially all of the assets of the Borrower (other than any sale, transfer, license or lease of assets relating to Borrower’s insulin inhaler product and related technology or the MIA Assets pursuant to the MIA Term Sheet indicated in Section 6.3(f) of the Purchase Agreement) in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Borrower’s securities prior to the first such transaction continue to hold at least one-half of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Borrower or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Borrower, unless following such transaction or series of transactions, the holders of the Borrower’s securities prior to the first such transaction continue to hold at least one-half of the voting rights and equity interests in the surviving entity or acquirer of such assets; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Borrower; or (vi) the execution by the Borrower or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events; provided however, that the sale and issuance of securities pursuant to the Purchase Agreement dated of even date herewith by and among Borrower, Xmark Fund L.P. and certain other investors shall not be a Change of Control.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

“Event of Default” means any one of the following events  (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)  any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of this Debenture, within five (5) Trading Days of the date when due and payable (whether on the Maturity Date or by acceleration or prepayment or otherwise).

(ii) the Borrower or any Subsidiary defaults in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there has been issued, or by which there has been secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower or any Subsidiary in an amount exceeding $150,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(iii)                the occurrence of a Change of Control transaction.

(iv)                the incurrence by the Borrower of any debt obligation that is senior in right of payment to this Debenture other than Permitted Indebtedness (as defined in the Security Agreement), or otherwise secured by any of the assets, income or properties of the Borrower, other than Permitted Liens.

(v)                 the payment by the Borrower of any dividends or distributions of assets, properties or cash to any Person that is outside of the ordinary course of the Borrower’s business and not consistent in amount and type with prior practice as disclosed in SEC Reports.

(vi)                the occurrence and continuance of any event of default (whether or not declared) under any Debentures (as defined in the Loan Agreement).

(vii)               the Borrower defaults in the timely performance of any  obligation under the Transaction Documents and such default continues uncured for a period of ten Trading Days after the date on which written notice of such default is first given to the Borrower by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within ten Trading Days).

(viii)              any of the Borrower’s representations and warranties set forth in the Loan Agreement shall be incorrect as of the date originally made (except with respect to the representations and warranties in 3.1(b), 3.1(c), the first sentence of 3.1(d) and 3.1(e), which shall be true and correct as of the date hereof) and result in a Material Adverse Effect.

(ix)                 the occurrence of a Bankruptcy Event (as defined in the Purchase Agreement).

(ix)                 the Common Stock: (i) is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days), and (ii) is not traded in the over-the-counter market, as reported by the OTC Bulletin Board, or quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

(xi)                 the Borrower fails to make any cash payment required under the Transaction Documents (including, without limitations, as prepayment hereunder) and such failure is not cured within five Trading Days after notice of such default is first given to the Borrower by a Lender.

“Original Issue Date” means the date of issuance of this Debenture, regardless of the number of transfers of this Debenture.

“Trading Day” means: (a) a day on which the shares of Common Stock are traded on an Eligible Market, or (b) if the shares of Common Stock are not listed on an Eligible Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a business day.

2.             Interest.  The Borrower shall pay interest to the Holder in cash on the aggregate outstanding principal amount of this Debenture at the rate of 10% per annum, payable on the Maturity Date or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder.  Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date.

3.             Registration of Debentures.  The Borrower shall register this Debenture upon records to be maintained by the Borrower for that purpose (the “Debenture Register”) in the name of each record Holder thereof from time to time. The Borrower may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

4.             Registration of Transfers and Exchanges.  The Borrower shall register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Borrower at its address for notice set forth herein. Upon any such registration or transfer, a new Debenture, in substantially the form of this Debenture (any such new debenture, a “New Debenture”), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of a new Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. The Borrower agrees that its prior consent is not required for the transfer of any portion of this Debenture.  This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

5.             Events of Default.

(a)           At any time or times following the occurrence of an Event of Default, the Holder may elect, by notice to the Borrower (an “Event Notice”), to require the Borrower to repurchase all or any portion of the outstanding principal amount of this Debenture held by such Holder, as indicated in the Event Notice, at a repurchase price equal to 110% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment.

(b)           Upon the occurrence and during the continuance of any Bankruptcy Event, all outstanding principal and accrued but unpaid interest on this Debenture shall immediately become due and payable in full in cash (free of any claim of subordination), without any further action by the Holder, and the Borrower shall immediately be obligated to repurchase this Debenture pursuant to the preceding paragraph as if the Holder had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

(c)           In connection with any Event of Default, the Holder need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

6.             Ranking.  This Debenture ranks pari passu with all other Debentures (as defined in the Loan Agreement, as amended) now or hereafter issued pursuant to the Transaction Documents and is senior to all existing and hereafter created Indebtedness of the Borrower. Other than Permitted Indebtedness, no Indebtedness of the Borrower is senior to this Debenture in right of payment, whether with respect of interest, damages or upon liquidation or dissolution or otherwise. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Borrower’s obligations under this Debenture, other than Permitted Indebtedness.

7.             Prepayment at the Option of the Borrower.     At any time following the Original Issue Date and prior to the Maturity Date, upon delivery of a written notice to the Holder, the Borrower shall be entitled to prepay all or a portion of the principal amount of this Debenture (including accrued and unpaid interest thereunder).

8.             Notices.    Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Borrower, to 2071 Stierlin Court, Mountain View, CA 94043, facsimile: (650) 864-7433, attention Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Borrower’s stockholder records or such other address or facsimile number as the Holder may provide to the Borrower in accordance with this Section.

9.             Miscellaneous.

(a)           This Debenture shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Debenture may be amended only in writing signed by the Borrower and the Holder and their successors and assigns.

(b)           Subject to Section 9(a), above, nothing in this Debenture shall be construed to give to any person or corporation other than the Borrower and the Holder any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Borrower and the Holder.

(c)           All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any proceeding, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding.  The prevailing party in a proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(d)           The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

(f)            No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Borrower and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)           Notwithstanding any provision to the contrary contained in this Debenture, it is expressly agreed and provided that the total liability of the Borrower under this Debenture for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Borrower may be obligated to pay under this

Debenture exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to this Debenture is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to this Debenture from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to any Holder with respect to indebtedness evidenced by this Debenture, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at such Holder’s election.

(h)           The obligations under this Debenture are secured pursuant to the Security Agreements.

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IN WITNESS WHEREOF, the Borrower has caused this Secured Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

AEROGEN, INC.

By:	/s/ Robert S. Breuil
Robert S. Breuil
Chief Financial Officer